UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2020

Creatd, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39500	87-0645394
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2050 Center Avenue, Suite 640

Fort Lee, NJ 07024

(Address of principal executive offices)

(201) 258-3770

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CRTD	The Nasdaq Stock Market LLC

Common Stock Purchase Warrants	CRTDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On October 27, 2020, the Board of Directors (the “Board”) of Creatd, Inc. (the “Company”) increased the size of the Board to six members and appointed LaBrena Martin to fill that newly-created vacancy and serve as a member of the Board. In connection with her appointment to the Board, the Board appointed Ms. Martin to serve as a member of the Audit and Compensation Committees and as the Chair of the Nominating and Corporate Governance Committee. Ms. Martin will hold office until the next annual meeting of stockholders, or until her successor is duly elected and qualified or her earlier resignation or removal.

Ms. LaBrena Martin, age 65, began her career in 1979 as an enforcement attorney with the U.S. Securities and Exchange Commission, investigating and prosecuting securities fraud and manipulation during her nine-year tenure. In 1987, she joined E.F. Hutton, which ultimately became Lehman Brothers, as a Vice President in the General Counsel’s Office. Ms. Martin held a series of successively responsible positions over her eight-year tenure through 1995, including as Senior Vice President and Manager of the Derivatives Finance Group, overseeing the legal, regulatory, credit and tax due diligence supporting equity derivatives transactions.

In 1995, Ms. Martin joined Royal Bank of Canada (RBC) as General Counsel of its US Broker Dealer, charged with building out legal and compliance to support planned U.S. growth. By 2004, she was United States General Counsel for the U.S. banking and securities platform, having overseen, among other matters, legal due diligence and regulatory approvals for acquisitions, as well as corporate governance initiatives. Finally, during her nearly 20-year tenure, Ms. Martin established the bank’s inaugural government affairs division in the United States, with a mandate for strategically identifying critical issues and executing on plans for engagement with elected regulatory officials, industry peers, trade associations, and other influencers. Ms. Martin has not held other employment since 2013. Ms. Martin earned a Bachelor of Science degree in political science from Barnard College and a Juris Doctor degree from New York University School of Law.  The Board believes Ms. Martin is qualified to serve on the Board due to her extensive senior management-level legal and business experience and her compliance expertise.

The Board has determined that Ms. Martin is “independent” as defined under the listing rules of the Nasdaq Stock Market. There was no understanding or arrangement between Ms. Martin and any other person pursuant to which Ms. Martin was elected as a director. There are no related party transactions involving the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K related to Ms. Martin.

The Company issued a press release on October 29, 2020, announcing the appointment of Ms. Martin to the Board. A copy of that press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this report.

Exhibit No.
99.1	Press Release, dated October 29, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREATD, INC.

Dated: October 29, 2020	By:	/s/ Jeremy Frommer
Jeremy Frommer
Chief Executive Officer

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